UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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TRANS1 INC.

(Name of Registrant as Specified In Its Charter)

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TranS1 Inc. Schedules First Quarter 2013 Results Conference Call for Thursday, May 9, 2013

Raleigh, NC - April 26, 2013 (GLOBE NEWSWIRE) -- TranS1 Inc. (Nasdaq:TSON) announced today that it plans to release first quarter 2013 financial and operating results, and provide an update on the company’s acquisition of Baxano, Inc. (“Baxano”), after market close on Thursday, May 9, 2013. Ken Reali, President and Chief Executive Officer of TranS1, and Joe Slattery, Chief Financial Officer, will host a conference call starting at 4:30 pm ET on the same day. To listen to the conference call on your telephone, please dial (877) 881-2183 for domestic callers and (970) 315-0453 for international callers approximately ten minutes prior to the start time. The call will be concurrently webcast. To access the live audio broadcast or archived recording, use the following link at http://ir.trans1.com/events.cfm.

About TranS1 Inc.

TranS1 is a medical device company focused on designing, developing and marketing products to treat degenerative conditions of the spine affecting the lumbar region. TranS1 currently markets the AxiaLIF® family of products for single and two level lumbar fusion, the VEOTM direct lateral access and interbody fusion system and the VectreTM posterior fixation system for lumbar fixation supplemental to AxiaLIF fusion. TranS1 was founded in May 2000 and is headquartered in Raleigh, North Carolina. For more information, visit www.trans1.com.

TranS1 has entered into an Agreement and Plan of Merger, dated March 3, 2013, by and among TranS1, RacerX Acquisition Corp. ("Merger Sub"), Baxano, and Sumeet Jain and David Schulte, as Securityholder Representatives, as amended by the First Amendment to Agreement and Plan of Merger, dated April 10, 2013, by and among the parties (the “Merger Agreement”), pursuant to which, at the effective time, Merger Sub will merge with and into Baxano with Baxano surviving as a wholly-owned subsidiary of TranS1 (the “Merger”). Baxano, based in San Jose, California, is focused on developing minimally invasive tools to restore spine function and preserve healthy tissue. Its commercially available product is the iO-Flex® System for both decompression and fusion applications. The Merger is currently expected to be completed in the second quarter of 2013.

AxiaLIF® is a registered trademark of TranS1 and iO-Flex® is a registered trademark of Baxano.

Contact:

TranS1 Inc.

Joe Slattery, Executive Vice President and Chief Financial Officer

919-825-0868

or

Westwicke Partners

Mark Klausner

443-213-0501

trans1@westwicke.com

Cautionary Statement

The Merger discussed above involves the sale of securities in a private transaction that will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be subject to the resale restrictions under that act. Such securities may not be offered or sold absent registration or an applicable exemption from registration requirements. This document does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

Statements in this communication regarding the Merger constitute “forward looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond TranS1’s control, and which may cause results to differ materially from expectations. Factors that could cause actual results to differ materially from those described include, but are not limited to, the ability to consummate the transactions on the proposed timeline or at all, failure to receive the approval of the stockholders of TranS1, the risk that the Merger Agreement could be terminated under circumstances that would require TranS1 to pay a termination fee, the effect on TranS1’s business of existing and new regulatory requirements, uncertainty surrounding the outcome of the matters relating to the subpoena issued to TranS1 by the Department of Health and Human Services, Office of Inspector General, stockholder class action lawsuits, and other economic and competitive factors, and the other factors described in TranS1’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports. You are cautioned not to place undue reliance on these forward looking statements, which are based on TranS1's expectations as of the date of this communication and speak only as of the date of this communication. TranS1 undertakes no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the Merger described in the revised preliminary proxy statement on Schedule 14A filed by TranS1 on April 10, 2013. TranS1 will file a definitive proxy statement (when available) and other documents regarding the Merger described in this communication with the SEC. STOCKHOLDERS OF TRANS1 ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE REVISED PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED BY TRANS1 ON APRIL 10, 2013 AND, WHEN AVAILABLE, TRANS1’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The definitive proxy statement (when available) will be mailed to stockholders. Stockholders will be able to obtain, without charge, a copy of the revised preliminary proxy statement, the definitive proxy statement (when available), and other documents TranS1 files with the SEC from the SEC’s website at www.sec.gov. The revised preliminary proxy statement, definitive proxy statement (when available), and other relevant documents will also be available, without charge, by directing a request by mail or telephone to TranS1, Attn: Corporate Secretary, 110 Horizon Drive, Suite 230, Raleigh, NC 27615, by calling TranS1 at (866) 256-1206, by emailing TranS1 at merger@trans1.com, or TranS1’s website, www.trans1.com.

TranS1 and its directors, executive officers, certain members of management, and employees may have interests in the Merger or be deemed to be participants in the solicitation of proxies of TranS1’s stockholders to approve the issuance of TranS1’s stock in connection with the Merger. Stockholders may obtain additional information regarding the participants and their interests in the solicitation by reading the revised preliminary proxy statement on Schedule 14A filed by TranS1 on April 10, 2013 and the definitive proxy statement (when available).